UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 14, 2003
                Date of Report (Date of earliest event reported)


                               __________________



                      CELL TECH INTERNATIONAL INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                          (State or Other Jurisdiction
                                of Incorporation)

                                     0-21015
                              (Commission File No.)
                                   22-3345046

                                  (IRS Employer
                               Identification No.)

                  565 CENTURY COURT, KLAMATH FALLS, OREGON 97601
          (Address of principal executive offices, including Zip Code)

                                 (541) 882-5406
              (Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS

     In October of 2001, Teachers for Truth in Advertising filed an action in the Superior Court of Tulare County, California alleging that Cell Tech Products, Inc. engaged in unfair business practices and misleading advertising.

     In January 2003, the Superior Court of Tulare County issued a Tentative Decision stating that Teachers for Truth in Advertising was entitled to an injunction prohibiting Cell Tech from making deceptive representations in its advertising or literature disseminated in California and ordering Cell Tech to refund the purchase price paid by California customers for Cell Tech's algae products from the date four years prior to the filing of the action through the trial date in November of 2002.

     In response to the Tentative Decision, Cell Tech's counsel filed a Request for Statement of Decision on January 23, 2003. On February 20, 2003, the Superior Court issued its Final Decision, which essentially affirms the Tentative Decision. Plaintiff has submitted a proposed judgment to the court consistent with the Tentative and Final Decisions. Upon entry of judgment, Cell Tech intends to file post-judgment motions and an appeal. The refund to California customers, if required to be made in accordance with the Final Decision, will be in an amount that would have a material adverse impact on Cell Tech's business and financial position.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:  March 31, 2003       CELL TECH INTERNATIONAL INCORPORATED


                                   By  /s/  MARTA  C.  CARPENTER
                                   ---------------------------------------
                                   Marta  C.  Carpenter
                                   President  and  Chief  Executive Officer